UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022

Performance Food Group Company

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37578	43-1983182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 484-7700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PFGC	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Changes

On August 9, 2022, James D. Hope, Executive Vice President and Chief Financial Officer of Performance Food Group Company (the “Company”) notified the Company of his intention to retire and resign from his position as Executive Vice President and Chief Financial Officer, effective December 31, 2022. On the same date, the Board of Directors of the Company (the “Board”) appointed Patrick Hatcher, 52, as Executive Vice President and Chief Financial Officer of the Company, effective January 1, 2023. Following his retirement, Mr. Hope will remain as a consultant to the Company until August 31, 2023 to assist with the transition.

The Human Capital and Compensation Committee of the Board intends to review the compensation arrangement of Mr. Hatcher prior to the effective date of his appointment as Executive Vice President and Chief Financial Officer.

Mr. Hatcher has served as President and Chief Operating Officer of Vistar since 2021. Mr. Hatcher joined Vistar in 2010 and served as Senior Vice President and Chief Financial Officer of Vistar from 2010 to 2015 and Senior Vice President of Sales and Marketing from 2015 to 2021. Prior to joining Vistar, he spent approximately 10 years with MillerCoors in finance and numerous other functions. Mr. Hatcher received a Bachelor of International Relations degree from Bucknell University and a Master of Business Administration degree from Olin Business School.

On August 9, 2022, the Board also appointed Scott McPherson to serve as Executive Vice President of the Company and President and Chief Executive Officer of Core-Mark Holding Company, Inc. (“Core-Mark”), effective August 10, 2022. With this promotion, Mr. McPherson will add responsibility for Vistar. Mr. McPherson, 52, previously served as Senior Vice President and President and Chief Executive Officer of Core-Mark since the closing of the Company’s acquisition of Core-Mark on September 1, 2021. From July 2018 to the closing of the Company’s acquisition of Core-Mark, Mr. McPherson served as the President and Chief Executive Officer, and served on the board of directors, of Core-Mark. Mr. McPherson received a Bachelor of Science degree in Business Administration from Lewis & Clark College and a Master of Business Administration degree from the University of Portland.

Mr. McPherson entered into an employment agreement with the Company on September 1, 2021 in connection with the Company’s acquisition of Core-Mark. The employment agreement provides for an initial term of two years and the term automatically extends for additional one-year periods thereafter unless terminated by either the Company or Mr. McPherson. The employment agreement provided for an initial annual base salary of $592,251, an annual cash incentive bonus target of 100% of the annual base salary and an annual long-term incentive compensation award with a target grant date value of $1,000,000. In addition, the employment agreement provides that Mr. McPherson is a Tier II participant in the Company’s Executive Severance Plan, previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2020, and each of his outstanding and Core-Mark equity awards that converted into Company equity awards in connection with the acquisition of Core-Mark will vest in the event that Mr. McPherson’s employment is terminated by the Company without cause or by him with good reason (each as defined in the employment agreement), in either case, during the initial term of the employment agreement. In the event Mr. McPherson’s employment with the Company terminates for any reason, Mr. McPherson will be subject to certain restrictive covenants under his employment agreement, including customary confidentiality covenants as well as non-competition and non-solicitation restrictions for a period of 18 months.

There are no arrangements or understandings between Messrs. Hatcher and McPherson and any other persons pursuant to which either was elected to serve as an executive officer. There are no family relationships between Mr. Hatcher or Mr. McPherson and any director or executive officer of the Company. Neither Mr. Hatcher nor Mr. McPherson has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Consulting Agreement

On August 9, 2022, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Hope setting forth the terms of Mr. Hope’s voluntary retirement from the Company on December 31, 2022 (the “Retirement Date”). Until the Retirement Date, Mr. Hope will continue to receive his current base salary and benefits and continue to vest in any outstanding equity. After the Retirement Date, Mr. Hope will provide consulting services for the Company through August 31, 2023 (the “Consulting Period”). In consideration for such services and subject to Mr. Hope’s agreement to certain standard terms and conditions, Mr. Hope will receive aggregate payments of $400,000 for the Consulting Period, a portion of which will be paid at the conclusion of the Consulting Period, subject to Mr. Hope’s execution and nonrevocation of a release of claims in favor of the Company. In addition, for the duration of the Consulting Period, Mr. Hope will receive a cash supplement for health benefits continuation coverage and receive reimbursement of certain reasonable expenses incurred in performing such services. Mr. Hope will remain eligible to receive 50% of his fiscal 2023 annual bonus for fiscal 2023 at the actual level of performance and will continue to vest in the unvested portions of any equity awards that are unvested and outstanding as of the Retirement Date, including any annual equity grants awarded for fiscal 2023, subject to the terms of the applicable award agreements. Mr. Hope will also be eligible for “retirement” vesting of his unvested and outstanding equity awards at the conclusion of the Consulting Period in accordance with the terms of such awards. Mr. Hope is also subject to certain restrictive covenants under the Consulting Agreement, including customary confidentiality covenants as well as non-competition and non-solicitation restrictions for a period of 12 months following the end of the Consulting Period.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 10, 2022, the Company issued a press release announcing the management changes discussed above. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated August 9, 2022, between the Company and James D. Hope
99.1	Press Release of Performance Food Group Company, dated August 10, 2022
104	Cover page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date: August 11, 2022	By:	/s/ A. Brent King
A. Brent King
Executive Vice President, General Counsel and Secretary